Exhibit 23.b
                     CONSENT OF INDEPENDENT
                     ACCOUNTANTS


     We   consent  to  the  incorporation  by
reference  in  the Prospectus  included in this
Registration Statement of MascoTech, Inc.  on Form S-
3 of our report dated February 17, 1998,  on  our
audits   of  the  consolidated  financial  statements
of  TriMas Corporation and subsidiaries as of
December 31, 1997 and 1996 and for   each   of   the
three   years   in   the   period   ended December
31, 1997, which report is included in MascoTech, Inc.'s Annual Report on Form 10-K for the year ended
December 31, 1997. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


PricewaterhouseCoopers LLP

Detroit, Michigan
   February 10, 1999